Person in Charge: Reviewed by: Approved by:

For Limit Trade Purpose

Limit Increase Additional Agreement
April 24, 2001

To Hanvit Bank

656 Mynhyeong-ri, Opo-myeon, Gwanggu-si, Gyeonggi-do
K-Tronik Asia Corp.

Contractor: Taewoong Chung
Address:
Tel ( ) -

Joint Surety: Taewoong Chung
Address: 111-1601, Lotte APT, Guro5-dong, Guro, Seoul
Tel ( )

Joint Surety:
Address
Tel ( )

I confirm as below with adding to the (Credit) Trade Agreement agreed on Feb 28, 2001.

Amount increased        Two Hundred Fifty Million WON

Hanvit Bank